Exhibit 99.1

Where Food Comes From, Inc. Reports 2021 Third Quarter and Nine-Month Financial Results

CASTLE ROCK, Colo., Nov. 04, 2021 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2021 third quarter and nine-month financial results.

“We carried our revenue growth momentum into the third quarter as demand for beef verifications remained strong and our pork, poultry, dairy and egg verification customers continued to re-open their facilities and resume verification activity that was suspended in 2020 due to the pandemic,” said John Saunders, Chairman and CEO. “We also achieved double digit growth in net income and adjusted EBITDA while continuing to generate solid cash flows and build our cash and cash equivalents balance – the latter despite returning more than $900,000 in cash to investors in the form of a special dividend in the third quarter. We are optimistic about prospects for continued profitable growth and solid cash flow generation in the fourth quarter and beyond.”

Third Quarter Results – 2021 vs. 2020

Revenue in the third quarter ended September 30, 2021, was up 6% year over year to $6.5 million from $6.2 million. The increase reflected growth of the Company’s verification and certification business.

Revenue mix included:

●	Verification and certification services, up 9% to $4.7 million from $4.3 million.
●	Product revenue, flat at $1.4 million.
●	Software and related consulting revenue, nearly flat at $0.5 million.

Gross profit in the third quarter increased to $2.9 million from $2.8 million in the same period last year. Gross margin was nearly flat at 44.7% versus 44.6%.

Selling, general and administrative expense was essentially flat at $1.8 million.

Operating income increased to $1.1 million from $1.0 million in the same quarter last year.

Net income was $0.9 million, or $0.14 per diluted share, up from net income of $0.7 million, or $0.12 per diluted share, in the same quarter last year.

Adjusted EBITDA in the third quarter increased 18% year over year to $1.5 million from $1.3 million.

Nine-Month Results – 2021 vs. 2020

Total revenue for the nine-month period ended September 30, 2021, increased 11% to $16.1 million from $14.5 million in the prior year. The increase was due to growing demand for beef verifications and related tag sales as well as resumption beginning in the second quarter of certain audits that had been delayed due to COVID-19 restrictions.

Revenue mix included:

●	Verification and certification services, up 14% to $11.7 million from $10.2 million.
●	Product revenue, up 7% to $3.1 million from $2.9 million.
●	Software and related consulting revenue (excluding intercompany sales), flat at $1.4 million.

Gross profit for the first nine months of 2021 increased to $6.8 million from $6.5 million. Gross margin decreased to 42.2% from 44.6% due to higher compensation costs and a change in revenue mix due to the resumption of audit activity in certain lower-margin verification categories.

Selling, general and administrative expense decreased slightly year over year to $5.3 million from $5.4 million.

Operating income increased 41% year over year to $1.5 million from $1.1 million.

Net income through nine months, inclusive of $1.0 million in PPP loan forgiveness that occurred in the first quarter, increased 164% to $2.2 million, or $0.36 per diluted share, compared to net income of $0.8 million, or $0.13 per diluted share, in the same period last year.

Adjusted EBITDA increased 20% to $2.4 million from $2.0 million last year.

The Company generated $3.0 million in net cash from operations in the nine-month period, up 39% year-over-year from $2.2 million.

The cash and cash equivalents balance on September 30, 2021, increased 29% to $5.6 million from $4.4 million at 2020 year-end. The Company had $5.0 million in working capital on September 30, 2021, up 15% from $4.4 million at 2020 year-end.

Third Quarter Earnings Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13724524

Phone replay:

A telephone replay of the conference call will be available through November 25, 2021, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13724524

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic (previously known as International Certification Services and A Bee Organic), Postelsia and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; and ability to continue driving additional growth and profitability in the fourth quarter and beyond are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for 2021 are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Balance Sheets

	September 30,	December 31,
(Amounts in thousands, except per share amounts)	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,642	$4,374
Accounts receivable, net of allowance	2,328	2,508
Inventory	870	-
Prepaid expenses and other current assets	284	592
Total current assets	9,124	7,474
Property and equipment, net	1,484	1,616
Operating lease right-of-use assets, net	2,844	3,030
Investment in Progressive Beef	991	991
Intangible and other assets, net	2,675	2,948
Goodwill	2,946	2,946
Deferred tax assets, net	451	443
Total assets	$20,515	$19,448

Liabilities and Equity
Current liabilities:
Accounts payable	$896	$649
Accrued expenses and other current liabilities	1,346	599
Deferred revenue	1,564	1,132
Current portion of long term debt	-	463
Current portion of finance lease obligations	12	13
Current portion of operating lease obligations	302	268
Total current liabilities	4,120	3,124
Long term debt, net of current portion	-	572
Finance lease obligations, net of current portion	22	31
Operating lease obligation, net of current portion	3,050	3,257
Total liabilities	7,192	6,984

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,485 (2021) and 6,456 (2020) shares issued, and 6,097 (2021) and 6,118 (2020) shares outstanding	6	6
Additional paid-in-capital	11,879	11,612
Treasury stock of 389 (2021) and 338 (2020) shares	(3,415)	(2,702)
Retained earnings	4,853	3,548
Total equity	13,323	12,464
Total liabilities and stockholders’ equity	$20,515	$19,448

Where Food Comes From, Inc.

Statements of Income (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands, except per share amounts)	2021	2020	2021	2020
Revenues:
Verification and certification service revenue	$4,701	$4,307	$11,659	$10,218
Product sales	1,383	1,362	3,071	2,883
Software and related consulting revenue	461	528	1,396	1,424
Total revenues	6,545	6,197	16,126	14,525
Costs of revenues:
Costs of verification and certification services	2,438	2,233	6,363	5,283
Costs of products	864	866	1,969	1,869
Costs of software and related consulting	315	336	995	901
Total costs of revenues	3,617	3,435	9,327	8,053
Gross profit	2,928	2,762	6,799	6,472
Selling, general and administrative expenses	1,790	1,806	5,290	5,401
Income from operations	1,138	956	1,509	1,071
Other income/(expense):
Dividend income from Progressive Beef	30	30	90	90
Other income, net	-	2	1	6
Loss on foreign currency exchange	(2)	(2)	(9)	(1)
Interest expense	(1)	(4)	(5)	(9)
Gain on sale of assets		19	9	19
Loan forgiveness from Paycheck Protection Program	-	-	1,037	-
Income before income taxes	1,165	1,001	2,632	1,176
Income tax expense	298	271	413	336
Net income	$867	$730	$2,219	$840

Per share - net income:
Basic	$0.14	$0.12	$0.36	$0.14
Diluted	$0.14	$0.12	$0.36	$0.13

Weighted average number of common shares outstanding:
Basic	6,094	6,187	6,146	6,215
Diluted	6,157	6,224	6,207	6,254

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands)	2021	2020	2021	2020

Net income	$867	$730	$2,219	$840
Adjustments to EBITDA:
Interest expense	1	4	5	9
Income tax expense	298	271	413	336
Depreciation and amortization	200	257	601	736
EBITDA*	1,366	1,262	3,238	1,921
Adjustments:
Loan forgiveness	-	-	(1,037)	-
Stock-based compensation	168	25	222	80
Cost of acquisitions	-	15	-	15
ADJUSTED EBITDA*	$1,534	$1,302	$2,423	$2,016

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.